UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]      Filed by a Party other than the Registrant [ ]

[ ]    Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material under ss. 240.14a-12


                          REPUBLIC FIRST BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  N/A

         (2) Aggregate number of securities to which transaction applies:

                  N/A

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  N/A

         (4) Proposed maximum aggregate value of transaction:

                  N/A

         (5) Total fee paid:

                  N/A

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

                             REPUBLIC FIRST BANCORP
                               [GRAPHIC OMMITTED]


                                                                March 23, 2005

Dear Shareholder:

         You are cordially invited to attend the 2005 Annual Meeting of the Shareholders of Republic First Bancorp, Inc. to be held on Tuesday, April 26, 2005, at 4:00 p.m., Philadelphia time, at the Union League of Philadelphia, Broad & Sansom Streets, Philadelphia, PA 19102.

         It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Enclosed with your proxy materials is a copy of our 2004 Annual Report to shareholders and Form 10-K.

         We look forward to seeing you at the meeting.

                                              Sincerely,


                                              /s/ Harry D. Madonna

                                              Harry D. Madonna
                                              Chairman of the Board of Directors
                                              Chief Executive Officer

                          REPUBLIC FIRST BANCORP, INC.

                               1608 Walnut Street

                        Philadelphia, Pennsylvania 19103

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 26, 2005

                             -----------------------

TO OUR SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN THAT the 2005 Annual Meeting of Shareholders (the "Annual Meeting") of Republic First Bancorp, Inc. (the "Company") will be held on Tuesday, April 26, 2005, at 4:00 p.m., Philadelphia time, at the Union League of Philadelphia, Broad & Sansom Streets, Philadelphia, PA 19102 to consider and act upon:

         1.     The election of three (3) Class I Directors of the Company;

         2. The approval of an amendment to the Company's Amended and Restated Stock Option Plan and Restricted Stock Plan to extend the term of the plan for an additional ten year period and to increase the maximum number of shares which may be issued or awarded under the plan to 1,540,000 shares, plus an annual increase equal to the number of shares needed to restore the maximum number of shares that may be available for grant under the plan to 1,540,000 shares; and

         3. The transaction of such other business as properly may be brought before the Annual Meeting or any adjournment or postponement thereof.

         Shareholders of record of the Company at the close of business on March 15, 2005, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete and sign the enclosed proxy card and return it promptly to the Company in the enclosed envelope, which requires no postage if mailed in the United States.

March 23, 2005
                                                     Sincerely,


                                                     /s/ Robert A. Dobie

                                                     Robert A. Dobie
                                                     Senior Vice President
                                                     and Corporate Secretary

IT IS IMPORTANT THAT YOU RETURN YOUR SIGNED PROXY CARD PROMPTLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.



                             ----------------------

                                TABLE OF CONTENTS

                             ----------------------

                                                                                                                 Page

General Information...............................................................................................1
Voting and Revocability of Proxies................................................................................1
Solicitation of Proxies...........................................................................................1
Voting Securities, Quorum and Required Vote.......................................................................2
Shareholder Communications With Directors.........................................................................2
ELECTION OF DIRECTORS.............................................................................................3
Director Nominees.................................................................................................3
Continuing Directors..............................................................................................4
Committees of the Board of Directors..............................................................................5
Meetings of the Board and Attendance..............................................................................6
Executive Officers................................................................................................6
Recommendation of the Board of Directors..........................................................................6
AMENDMENT OF THE COMPANY'S STOCK OPTION PLAN AND RESTRICTED STOCK PLAN............................................7
Recommendation of the Board of Directors.........................................................................10
EXECUTIVE COMPENSATION...........................................................................................10
SUMMARY COMPENSATION TABLE.......................................................................................11
Employment Agreements and Change in Control Agreements...........................................................12
Compensation of Directors........................................................................................13
OPTION GRANTS IN LAST FISCAL YEAR................................................................................13
AGGREGATE OPTION EXERCISES FOR THE YEAR ENDED DECEMBER 31, 2004 AND FISCAL YEAR END OPTION VALUES................14
EQUITY COMPENSATION PLAN INFORMATION.............................................................................15
Compliance with Section 16(a) of the Exchange Act................................................................15
Code of Ethics...................................................................................................15
Stock Performance Graph..........................................................................................16
AUDIT COMMITTEE REPORT TO SHAREHOLDERS...........................................................................17
REPORT OF THE COMPENSATION AND OPTION COMMITTEE..................................................................18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................19
Certain Relationships and Related Party Transactions.............................................................21
Registered Public Accounting Firm................................................................................22
Audit Committee Pre-Approval Procedures..........................................................................22
Shareholder Proposals and Nominations for the 2006 Annual Meeting................................................23
Annual Report And Form 10-K......................................................................................24
Other Matters....................................................................................................24
Amendment of Amended and Restated Stock Option Plan and Restricted Stock Plan...................................A-1


                          REPUBLIC FIRST BANCORP, INC.

                               1608 Walnut Street

                        Philadelphia, Pennsylvania 19103

                         ANNUAL MEETING OF SHAREHOLDERS

                      To Be Held on Tuesday, April 26, 2005

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

General Information

         This Proxy Statement has been prepared and is being distributed in connection with the solicitation by the Board of Directors of Republic First Bancorp, Inc. (the "Company") of proxies in the enclosed form for use at the 2005 Annual Meeting of Shareholders of the Company to be held on Tuesday, April 26, 2005, at 4:00 p.m., Philadelphia time, at the Union League of Philadelphia, Broad & Sansom Streets, Philadelphia, PA 19102 (such meeting and any adjournment(s) or postponement(s) thereof are herein referred to as the "Annual Meeting"). This Proxy Statement is first being given or sent to shareholders of the Company on or about March 23, 2005.

Voting and Revocability of Proxies

         Unless contrary instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Directors named herein and FOR the approval of the proposed amendment to the Company's Amended and Restated Stock Option Plan and Restricted Stock Plan. As of the date of this Proxy Statement, the Board of Directors of the Company (the "Board") knows of no business that will be presented for consideration at the Annual Meeting other than that referred to above. If any other business properly comes before the Annual Meeting, the persons designated in the enclosed proxy will vote on such business in accordance with their best judgment.

         Any shareholder who executes and returns a proxy card may revoke it at any time before it is voted by delivering to Robert A. Dobie, Senior Vice President and Corporate Secretary of the Company, at the principal executive offices of the Company at 1608 Walnut Street, Philadelphia, PA 19103, a written instrument revoking the proxy, a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

         Your proxy is being solicited by the Board for use in connection with the Annual Meeting. The cost of such solicitation will be borne by the Company. Proxies may be solicited in person or by mail, telephone, telegram, mailgram or other means by directors, officers, and employees of the Company. Such persons will not receive any fees for such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward such soliciting material to the beneficial owners of shares held of record by them, and such custodians may be reimbursed for their expenses.

Voting Securities, Quorum and Required Vote

         As of the close of business on March 15, 2005, the record date for voting at the Annual Meeting (the "Record Date"), there were 7,428,681 outstanding shares of common stock, par value $0.01 per share, of the Company. Holders of shares of the Company's common stock are entitled to one vote per share on all matters to be voted upon at the Annual Meeting. As of the date hereof, there are no other classes of the Company's capital stock issued or outstanding.

         The presence in person or by proxy of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum for the purpose of conducting business at the Annual Meeting. For the purpose of determining the votes cast with respect to any matter presented for consideration at the meeting, only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes (shares held by brokers on behalf of their customers which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present.

         The three nominees for directors receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected. Approval of the proposal to amend the Company's Amended and Restated Stock Option Plan and Restricted Stock Plan requires the affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting.

         Paul Verdi and Maria Oliveri shall be appointed the lawful proxies, each with full power of substitution, for and on behalf of the shareholders, to vote as specified in any appropriately completed proxy card, the shares of the Company's common stock held of record by the shareholder.

Shareholder Communications With Directors

         The Company does not have formal procedures for shareholder communication with the Board. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Corporate Secretary at Republic First Bancorp, Inc., 1608 Walnut Street, Philadelphia, PA 19103, with a request to forward the same to the intended recipient. In general, all shareholder communication delivered to the Corporate Secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the shareholder's instructions. However, the Corporate Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

         The Company encourages all incumbent directors and nominees for election as director to attend the Annual Meeting. All directors attended the previous Annual Meeting held in April 2004.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's Articles of Incorporation and Bylaws provide for the classification of directors into three classes, as nearly equal in number as possible, with approximately one-third of the directors to be elected annually for three-year terms. The Articles of Incorporation and Bylaws provide that the Board may consist of not less than five directors and not more than 25 directors.

         The Board consists of nine directors divided into three classes. Currently, the Class I directors are Harry D. Madonna, Kenneth J. Adelberg and William W. Batoff; the Class II directors are Robert J. Coleman, Lyle W. Hall Jr. and Harris Wildstein, Esq.; and the Class III directors are Neal I. Rodin, Barry L. Spevak and Steven J. Shotz.

         The Class II directors will hold office until the Company's 2006 annual meeting and the Class III directors will hold office until the Company's 2007 annual meeting. All directors will hold office until the annual meeting of shareholders at which their terms expire and the elections and qualification of their successors.

          The Board has nominated Harry D. Madonna, Kenneth J. Adelberg and William W. Batoff to serve as a Class I directors, each of whose term will expire in 2008. All of the director nominees have agreed to stand for election. Assuming election of all nominees, a majority of the Board members will be independent, as defined by the rules of the Nasdaq Stock Market.

Director Nominees

         The following individuals have been nominated for election to the Board to serve until the end of their respective terms or until his successor is elected and qualified:

         Harry D. Madonna, age 62, has been the Chairman of the Board and Chief Executive Officer of the Company and chairman of board of directors of Republic First Bank, a Pennsylvania chartered bank, wholly owned by the Company (the "PA Bank") since 1988. Since 1999 Mr. Madonna has been chairman of the board of directors of First Bank of Delaware (the "DE Bank"), a Delaware chartered bank, which was a wholly owned subsidiary of the Company until it was spun-off by the Company effective January 31, 2005. Since January 2002, Mr. Madonna also served as chief executive officer of the DE Bank. Mr. Madonna has been of counsel to Spector Gadon & Rosen, P.C., a general practice law firm located in Philadelphia, Pennsylvania, since January 2002, and, prior to that, was a partner of Blank Rome Comisky & McCauley LLP, a general practice law firm located in Philadelphia, Pennsylvania, since 1980.

         Kenneth J. Adelberg, age 52, has been a Director of the Company and the PA Bank since 1988 and a director of the DE Bank since 1999. Since 1976 he has also been the president of HiFi House Group of Companies, a corporation specializing in audio and video electronics.

         William W. Batoff, age 70, has been a Director of the Company and the PA Bank since 1988 and a director of the DE Bank since 1999. Since 1996, he been the managing director of William W. Batoff Associates, a government relations consulting firm. Prior to that, Mr. Batoff has been a senior consultant of Cassidy & Associates, a government relations consulting firm, since 1972, and the sole proprietor of Batoff Enterprise Real Estate, a real estate brokerage and management company, since 1975.

         Each of Messrs. Madonna, Adelberg and Batoff has agreed to be named as a nominee for Director in this Proxy Statement and has consented to serve as a Director if elected. The Company expects all nominees to be willing and able to serve. The Board may designate a substitute nominee to replace any bona fide nominee who was nominated and who, for any reason, becomes unavailable for election or service as a Director. If any of the nominees becomes unable to serve, the persons designated in the enclosed proxy will vote for the election of such other person or persons as the Board may recommend.

Continuing Directors

         The following individuals will continue to serve as directors of the Company until the end of their respective terms or until his successor is elected and qualified:

         Robert J. Coleman, age 68, has been a Director of the Company since April 2003. He has also been the chairman and chief executive officer of Marshall, Dennehey, Warner, Coleman & Goggin, a defense litigation law firm, since 1974.

         Harris Wildstein, Esq., age 59, has been a Director of the Company and the PA Bank since 1988 and a director of the DE Bank since 1999. Mr. Wildstein has also been the vice president of R&S Imports, Ltd., an automobile dealership since 1977 and president of HVW, Inc., an automobile dealership, since 1982.

         Neal I. Rodin, age 60, has been a Director of the Company and the PA Bank since 1988. Mr. Rodin has been the managing director of the Rodin Group, an international real estate investment company, since 1988, and has been the president of IFC, an international financing and investing company, since 1975.

         Steven J. Shotz, age 60, has been a Director of the Company and the PA Bank since 1988 and a director of the DE Bank since 1999, and has been the president of Quantum Group, Inc., a venture capital fund, since 1995.

         Barry L. Spevak, age 44, has been a Director of the Company since April 2004. He has also been a partner with Miller Downey Spevak Kaffenberger, Limited, a certified public accounting firm, since 1991.

         Lyle W. Hall, Jr., age 60, has been a Director of the Company since April 2004. Mr. Hall has been the president of Deilwydd Partners, a real estate development company, since 1987. Prior to that, Mr. Hall was the executive vice president and director of Butcher & Company, a real estate investment company. Mr. Hall is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Committees of the Board of Directors

         The Company's Board of Directors has organized the following standing committees: the Executive Committee, the Audit Committee, the Nominating Committee and the Compensation and Option Committee.

         Executive Committee. Messrs. Madonna (chair), Rodin, Shotz, Wildstein and Adelberg serve as members of the Company's Executive Committee. The Executive Committee is authorized to exercise all of the authority of the Board in the management of the Company's affairs between Board meetings, unless otherwise provided by the by-laws or applicable law. The Executive Committee did not hold any meetings during 2004.

         Audit Committee. Messrs. Hall (chair), Rodin and Batoff serve as members of the Audit Committee. Mr. Hall is an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K, and is "financially sophisticated," as that term is defined under the rules of the Nasdaq Stock Market. The Audit Committee provides general financial oversight over financial reporting and the adequacy of the Company's internal controls through meetings with the Company's management and its independent auditors. All members of the Audit Committee are independent, as defined by the rules of the Nasdaq Stock Market. The Audit Committee held four meetings during 2004, and it operates under a written charter approved by the Board. A copy of the Audit Committee charter is available on the Company's website at www.rfbkonline.com. See "Audit Committee Report to Shareholders."

         Compensation and Option Committee. Messrs. Batoff (chair), Hall and Spevak serve as members of the Compensation and Option Committee. The Compensation and Option Committee is authorized to grant options, evaluate executive management's performance and approve compensation arrangements for the Company's Chief Executive Officer. All members of the Compensation and Option Committee are independent as defined by the rules of the Nasdaq Stock Market. The Compensation and Option Committee held two meetings in 2004.

         Nominating Committee. Messrs. Spevak (chair), Hall and Batoff serve as members of the Nominating Committee. All members of the Nominating Committee are independent, as defined by the Rules of the Nasdaq Stock Market. The Nominating Committee held one meeting in 2004. A copy of the Nominating Committee's charter is available on the Company's website at www.rfbkonline.com.

         The Nominating Committee oversees the composition and operation of the Company's Board, including identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of shareholders, and filling vacancies occurring between annual shareholder meetings. It identifies director candidates by considering the recommendations of the Company's directors, executive officers and shareholders, as well as those of experts and consultants of the Company. The Nominating Committee evaluates each candidate's background and experience as well as the candidate's ability to act in the best interest of the Company's shareholders, analyzing such qualities as the candidate's accomplishments, business experience and acumen, honesty and integrity.

         The Nominating Committee will consider director nominees recommended by security holders for nomination for election at the annual meetings of the Company's shareholders. The procedures for submitting such nominations are described below under "Shareholder Proposals and Nominations for the 2006 Annual Meeting."

Meetings of the Board and Attendance

         During 2004, the Board held six full Board meetings. All of the directors attended at least 75% of all of the meetings of the Board and the meetings of all committees of the Board on which such director served.

Executive Officers

         The following sets forth certain information regarding the executive officers of the Company. Information pertaining to Harry D. Madonna, who is both a director and executive officer of the Company, may be found in the section entitled "Election of Directors."

         Robert D. Davis, age 57, has been the President, Chief Executive Officer and Director of the PA Bank since 1999. Prior to that, Mr. Davis served as the Regional President of Mellon PSFS, a commercial bank, from 1995 until 1999.

         Louis J. DeCesare, age 45, has been the Executive Vice President and Chief Lending Officer of the PA Bank since November 2003. Prior to that, Mr. DeCesare served as a Vice President of Commercial Lending of Commonwealth Bank from 1998 until 2002. He was Regional Vice President of Commerce Bank from 1994 to 1998.

         Paul Frenkiel, age 51, has been the Chief Financial Officer of the Company, the PA Bank and the DE Bank since November 2000, and was a Director of the DE Bank from January 2002 until April 2004. Prior to that, Mr. Frenkiel served as the Chief Financial Officer JeffBanks Inc., a bank holding company, from 1987 until April 2000.

         Alonzo J. Primus, age 34, has been Executive Vice President of National Consumer Lending of the DE Bank since April 2004. Mr. Primus served as Senior Vice President and Chief Accounting Officer of the Company from 2000 until April 2004. From 1998 until 2000, Mr. Primus has served as Assistant Vice President of Financial Reporting of Summit Bank in Princeton, New Jersey.

         Paul A. Verdi, Jr., age 42, has been an Executive Vice President and Chief Retail Banking Officer of the Company and the DE Bank since September 1994. Prior to that Mr. Verdi served as a vice president/area manager of First Fidelity Bank since 1986.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES.

                                   PROPOSAL 2

                  AMENDMENT OF THE COMPANY'S STOCK OPTION PLAN
                            AND RESTRICTED STOCK PLAN

         The Company's Amended and Restated Stock Option Plan and Restricted Stock Plan (the "Plan") was adopted by the Board on November 14, 1995. The purpose of the Plan is to recognize the contributions made to the Company by its employees, consultants and advisors, to provide these individuals with additional incentives to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals upon whom the sustained growth and financial success of the Company depends.

         The Plan provides for the grant of options ("Options") to purchase shares of common stock and awards ("Awards") of shares of common stock subject to risk of forfeiture ("Restricted Shares"). Stock appreciation rights ("SARs") may also be granted under the Plan in tandem with Options. Currently, Options and Awards can be granted under the Plan for up to an aggregate of 1,540,000 shares.

         Subject to shareholder approval, the Board has approved an amendment to the Plan to extend the term of the Plan for an additional ten year period and to increase the maximum number of shares which may be issued or awarded under the Plan to 1,540,000 shares, plus an annual increase equal to the number of shares needed to restore the maximum number of shares that may be available for grant under the Plan to 1,540,000 shares. The Board believes that the amendment may be an important factor in attracting, motivating and retaining qualified employees and advisors who are essential to the success of the Company. The Board therefore seeks shareholder approval to amend the Plan to extend the term of the Plan for an additional ten year period so that the Plan will terminate on November 14, 2015, and to increase the maximum number of shares which may be issued or awarded under the Plan to 1,540,000 shares, plus an annual increase equal to the number of shares needed to restore the maximum number of shares that may be available for grant under the Plan to 1,540,000 shares.

         The key provisions of the Plan, as amended, are as follows:

                  Number of Shares. The maximum number of shares which may be issued or awarded under the Plan will be 1,540,000 shares, plus an annual increase equal to the number of shares needed to restore the maximum number of shares that may be available for grant under the Plan to 1,540,000 shares. The maximum number of shares will be adjusted to reflect certain changes in the Company's capitalization. If any shares subject to any Option or Award are forfeited, or an Option is terminated without the issuance of shares, the shares subject to such Option or Award will again be available pursuant to the Plan.

                  Administration. The Plan is administered by a committee of the Board composed of no less than three members each of which shall be a "Non-Employee Director" (as such term is defined in Rule 16b-3 under the Securities Exchange Act). The Plan presently is administered by the Compensation and Option Committee.

                  Eligibility. All employees (including all executive officers), directors, consultants and advisors of the Company or its subsidiaries and affiliates are eligible to receive Options or Awards under the Plan.

                  Term of the Plan. The Plan became effective November 14, 1995 and provides that no Options, Awards or SARs may be granted after November 14, 2015.

                  Options, Awards and SARs. From time to time, at its discretion, the Committee may select eligible recipients to whom Options or Awards will be granted, determine when each Option or Award will be granted, determine the number of shares subject to such Option or Award and, subject to the provisions of the Plan, determine the terms and conditions of each Option, Award or SAR.

                  Options. Options granted under the Stock Incentive Plan may be either incentive stock options ("ISOs") or non-qualified stock options. ISOs are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Unless an Option is specifically designated at the time of grant as an ISO, Options are non-qualified options. Options are not transferable by the optionee except by will or by the laws of descent and distribution, except for certain transfers of nonqualified stock options that may be required under the terms of a "qualified domestic relations order" (generally, a court order relating to provision of spousal or dependent support or to division of marital property that meets certain requirements set forth in the Code). No Option granted under the Plan may be exercised unless at least six months has elapsed since the date of the grant.

                  The exercise price of the Options is determined by the Committee, provided that the exercise price of an ISO must be at least 100% of the fair market value of a share of common stock on the date the Option is granted, or at least 110% of the fair market value if the recipient owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company. The term of each Option is fixed by the Committee. The aggregate fair market value, determined as of the time of grant, of the shares with respect to which an ISO is exercisable for the first time by the recipient during any calendar year (under all incentive stock option plans of the Company) may not exceed $100,000.

                  Termination of Options. All Options terminate on the earliest of:

         o The expiration of the term specified in the Option, which shall not exceed ten years from the date of grant or five years from the date of grant of an ISO if the recipient owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company;

         o The expiration of 90 days from the date the optionee's employment or service with the Company terminates for any reason other than disability, death or as otherwise described below;

         o The expiration of one year from the date the optionee's employment or service with the Company terminates due to the optionee's death or disability; or

         o Within 10 days after a notice is given by the Company to the optionees of the occurrence of a merger or a sale of all or substantially all of the Company's assets.

                  Payment for Options. An optionee may pay for shares in cash or such other mode of payment as the Committee may approve, including payment in shares held by the optionee. The optionee may, subject to the Committee's exclusive discretion, pay for the shares acquired by the optionee in cash or certified check in an amount equal to the par value of the common stock, with the remainder of the amount satisfied by issuance of an interest bearing promissory note in a form and under terms satisfactory to the Board.

                  Awards. The Committee will determine the period, during which the grantee may not sell, transfer, pledge or assign Restricted Shares (the "Restrictions"). Restrictions may lapse in installments, as determined by the Committee. The Committee may, at its sole discretion, waive any Restrictions in whole or in part. The Committee will determine the rights that grantees have with respect to Restricted Shares, including the right to vote Restricted Shares and the right to receive dividends paid with respect to Restricted Shares. In the event a grantee terminates employment with the Company for any reason other than death or disability, all Restricted Shares remaining subject to Restrictions will be forfeited by the grantee and canceled by the Company.

                  Provisions Relating to a Change of Control of the Company. Notwithstanding any other provision of the Plan, in the event of a Change of Control of the Company, all Options shall be immediately exercisable, and all Restrictions on transfer of shares which were not forfeited under the terms of the Awards shall lapse.

                  A "Change of Control" will occur if: (a) any person (as used in Sections 13(d) or 14(d) of the Exchange Act) will become the beneficial owner of shares representing thirty percent (30%) or more of the combined voting power of the Company; (b) the Company is dissolved or liquidated; (c) subject to certain exceptions, an agreement to sell or dispose of substantially all of the assets of the Company is approved or an agreement to merge or consolidate the Company with or into another corporation is approved; or (d) a majority of the Board of Directors is comprised of persons who were not nominated by the Board for election as directors.

                  Amendment and Termination. The Board may amend the Plan at any time, provided the Board may not, without shareholders' approval: (a) materially increase the benefits accruing to eligible participants under the Plan; (b) increase the maximum number of shares as to which Options and Awards may be granted; (c) materially modify the requirements as to the eligibility for participation in the Plan; or (d) modify the provisions for determining the fair market value of a share of common stock. No outstanding Option or Award will be adversely affected by any such amendment without the consent of the optionee or grantee.

                  Stock Appreciation Rights. The Committee may grant SARs to any eligible participant in tandem with any Option. Each SAR will entitle the optionee to receive a payment upon exercise equal to the excess of the fair market value of a specified number of shares of common stock, determined as of the date the SAR is exercised, over the purchase price specified in the grant document applicable to the SAR. The SAR may be exercisable in whole or in part, and at such times and under such circumstances as are set forth in the grant document applicable to the SAR. The exercise of the SAR will result in a cancellation of the Option to the same extent as the SAR is exercised, and the exercise of the Option will result in a cancellation of the SAR to the same extent as the Option is exercised, and the terms and conditions, including the number of shares of Common Stock subject to the SAR, the "purchase price" (which will be equal to the Option exercise price) and the times and circumstances in which the SAR may be exercised, will be the same as are applicable to the Option. Payment of the SAR "purchase price" may be made either in shares of Common Stock or in cash or in any combination thereof. The grant document applicable to the Option shall include provisions indicating the SAR rights. SAR's will be exercisable only at such times and by such individuals as the related Option may be exercised under the Plan and applicable grant document.

                  New Plan Benefits. The Company cannot currently determine the number of shares that will be purchased by eligible participants under the Plan. On March 14, 2005, the closing price of the Company's common stock on the Nasdaq National Market was $14.10 per share.

         The Board of Directors approved the above described amendments to the Plan on February 15, 2005. Approval of the amendment to the Plan requires the affirmative vote of a majority of the votes cast by holders of common stock.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT OF THE PLAN.

         The full text of the proposed resolution amending the Plan is attached to this proxy statement as Appendix A.

                             EXECUTIVE COMPENSATION

         The following table shows the annual compensation of the Chief Executive Officer of the Company and the Company's other most highly compensated executive officers for the fiscal years 2004, 2003 and 2002.

         Certain of the Company's officers also serve as officers of the DE Bank. After effectiveness of the spin-off, certain officers continue to perform services for both the Company and the DE Bank. Mr. Madonna will continue to serve as Chairman and Chief Executive Officer and is anticipated to spend approximately 50% of his time on his work for the DE Bank. Mr. Frenkiel will continue to serve as Chief Financial Officer with approximately 25% of his time anticipated to be spent on his work for the DE Bank. Mr. DeCesare will continue to serve as Chief Lending Officer with approximately 15% of his time anticipated to be spent on his work for the DE Bank. Mr. Verdi will continue to serve as Chief Retail Banking Officer with approximately 11% of his time anticipated to be spent on his work for the DE Bank. Following the spin-off, all of the Company's employees were transferred to BSC Services Corporation, a wholly owned subsidiary of the DE Bank. The employment agreements with Messrs. Madonna and Davis were assigned to BSC Services Corporation. The Company has agreed to reimburse BSC Services Corporation for compensation expenses related to those officers. Such reimbursements will be made by the Company pro rata in accordance with the agreed upon time allocations. See "Certain Relationships and Related Party Transactions."



                                                                 SUMMARY COMPENSATION TABLE

                                                 Annual Compensation                      Long-Term Compensation
                                                 -------------------                      -----------------------
                                                                                                        Securities
                                                                                        Restricted      Underlying
Name & Principal Position              Year          Salary ($)        Bonus ($)      Stock Awards #  Options (#)(1)
-----------------------------          ----          ----------        ---------      --------------  --------------

Harry D. Madonna
Chief Executive Officer and
President of the Company and
the DE Bank                            2004          $362,619           150,000           --                --
                                       2003           330,000            82,500           --              18,700
                                       2002           300,000              --             --              17,600


Robert D. Davis                        2004           308,857           100,000           --              12,834
Chief Executive Officer and
President of the PA Bank
                                       2003           269,870            68,063           --              12,834
                                       2002           245,423            35,000           --              12,834

Louis J. DeCesare                      2004           158,149            50,000           --                --
Executive Vice President and
Chief Lending Officer of the PA
Bank
                                       2003           117,500            20,000           --              15,950
                                       2002            91,115            7,500            --               3,300

Paul Frenkiel                          2004           167,800            32,000           --                --
Executive Vice President and
Chief Financial Officer of the
PA Bank
                                       2003           162,923            8,000            --                --
                                       2002           140,000            20,000           --                --

Alonzo J. Primus                       2004           134,136           100,000           --              16,500
Senior Vice President and Chief
Accounting Officer of the
Company(2)
                                       2003            95,000            22,000           --               9,900
                                       2002            85,000            16,000           --               3,300

Paul A. Verdi, Jr.                     2004           125,000            25,000           --                --
Executive Vice president and
Chief Retail Banking Officer of
the Company and the DE Bank
                                       2003           110,000            22,000           --               8,250
                                       2002           106,000            20,000           --               3,300




(1) As adjusted to reflect a 10% stock dividend distributed on August 24, 2004.
(2) Mr. Primus resigned his position with the Company in April 2004 to become Executive Vice President of National Consumer lending of the DE Bank. Mr. Primus' salary and bonus for 2004 includes amounts paid by the DE Bank.

Employment Agreements and Change in Control Agreements

         Harry D. Madonna. Mr. Madonna currently serves as the Chairman of the Board and President and Chief Executive Officer of the Company under the terms of an agreement (the "Madonna Agreement") which was extended for three years effective January 1, 2005, at an annual base salary of $400,000. The annual base salary will increase 10% during the second and third year of the Madonna Agreement on the anniversary date of commencement of Mr. Madonna's employment. Pursuant to the terms agreed among the Company, the PA Bank and the DE Bank, the costs of Mr. Madonna's employment will be allocated between the PA Bank and the DE Bank. The Company and Mr. Madonna may terminate the Madonna Agreement at any time for cause. Mr. Madonna is also eligible to receive an annual bonus of at least 25% of his then annual base compensation in the sole discretion and determination of the Board, upon achieving mutually agreed upon criteria. Mr. Madonna will be provided an automobile and reimbursed for operation, maintenance and insurance expenses of the automobile. Upon the occurrence of any one of the events described in the Company's change in control policy, which results in Mr. Madonna terminating his employment with the Company, Mr. Madonna will receive a severance payment equal to two times his annual base salary in the year of the occurrence of such event. Upon a change in control, Mr. Madonna will also receive his base annual salary and continuous funding under the life insurance policy covering executives and under his 401(k) plan for the period commencing upon termination of Mr. Madonna's employment and ending one year after the date on which the Madonna Agreement was to expire. In addition, upon such termination of employment, Mr. Madonna will receive title to the automobile provided to him by the Company. The Madonna Agreement provides for the non-disclosure by Mr. Madonna of confidential information acquired by him in the context of his employment with the Company and the DE Bank.

         Robert D. Davis. Mr. Davis currently serves as President and Chief Executive Officer of the PA Bank, under the terms of an employment agreement (the "Davis Agreement") which was extended by three years effective February 1, 2004, at an annual base salary of $330,000. The Davis Agreement provides that the base salary will increase 10% per year. The Davis Agreement may be terminated by either Davis or the PA Bank if six months' advance notice is given by either of Mr. Davis or the PA Bank of their desire not the renew the Davis Agreement. Mr. Davis may also terminate the Davis Agreement with six months' advance notice. The Company may terminate the Davis Agreement at any time for cause. Mr. Davis is also eligible to receive an annual bonus of at least 25% of his annual base compensation in the sole discretion and determination of the Board upon achieving mutually agreed upon budget criteria. Upon the occurrence of any one of the events described in the Company's change in control policy, which results in Mr. Davis terminating his employment with the Bank, Mr. Davis will receive a severance payment equal to two times his annual base salary in the year of the occurrence of such an event. Upon a change in control, Mr. Davis will also receive his base annual salary and continuous funding under the life insurance policy covering executives and under his 401(k) plan for the period commencing upon termination of Mr. Davis' employment and ending one year after the date on which the Davis Agreement was to expire. The Davis Agreement provides for the non-disclosure by Mr. Davis of confidential information acquired by him in the context of his employment with the PA Bank and the Company.

         Other Executives. The Company has adopted a change in control policy according to which, upon the occurrence any one of the events described therein as resulting in a change in control, each senior officer of the Company will receive a payment equal to 2 time such officer's annual base salary, in the event that he determines not to continue their employment after such event.

Compensation of Directors

         Employee Directors receive no additional compensation for their participation in Board meetings. Non-employee directors currently receive a $4,000 quarterly retainer and $500 for each board or committee meeting attended, except that Audit Committee members receive an additional $3,750 quarterly retainer and $1,000 for each meeting attended, and the Audit Committee chairman receives $5,000 quarterly retainer and $1,500 for each meeting attended.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning the awards of options to purchase common stock made to the named executive officers during fiscal year 2004, as adjusted to reflect the exercise price of such options determined in accordance with the terms of the spin-off. All options were originally granted at an exercise price equal to the closing market price of the Company's common stock on the date of grant. All options have a ten-year term, subject in certain cases to earlier expiration following termination of employment.



                           Number of Securities   Percent of Total Options     Exercise                  Grant Date
                            Underlying Options     granted to Employees in      Price      Expiration      Present
          Name                Granted (#)(1)             Fiscal Year          $/Share(2)      Date      Value ($)(3)
------------------------- ----------------------- -------------------------- ------------- ------------ --------------

Harry D. Madonna                    --                       --                   --           --            --
Robert D. Davis                   12,834                     29%                11.03        1/1/14        51,593
Louis J. DeCesare                   --                       --                   --           --            --
Paul Frenkiel                       --                       --                   --           --            --
Alonzo J. Primus (4)              16,500                     38%                11.49        1/1/14        66,330
Paul A. Verdi, Jr.                  --                       --                   --           --            --




(1) As adjusted to reflect a 10% stock dividend distributed on August 24, 2004.
(2) As adjusted to reflect the exercise price determined in accordance with the terms of the spin-off.
(3) The present value is computed using the Black-Scholes option pricing model, which is a method of calculating the hypothetical value of the options on the date of grant. The following assumptions were used in calculating the Black-Scholes values: expected time of exercise of 5 years; risk-free interest rate of 3.24%; assumed annual volatility of underlying shares of 35.29%; dividend yield of 0% and vesting of all shares.
(4) Options granted to Mr. Primus are subject to a three-year vesting period so that one-third of the options vest on April 14, 2005, April 14, 2006 and April 14, 2007, respectively.

                  AGGREGATE OPTION EXERCISES FOR THE YEAR ENDED
               DECEMBER 31, 2004 AND FISCAL YEAR END OPTION VALUES

         The following table sets forth information concerning the exercise of stock options during fiscal year 2004 by each of the named executive officers and the number and value of unexercised stock options held by those officers at the end of the fiscal year 2004:




                                                          No. of Securities Underlying        Value of Unexercised,
                                                             Unexercised Options at       In-the-Money Options Held at
                             Shares                          Fiscal Year End (#)(1)         Fiscal Year End ($)(2)(3)
Name                      Acquired on      Value         --------------------------------------------------------------
----                      Exercise (#)  Realized ($)     Exercisable     Unexercisable   Exercisable      Unexercisable
                          -----------  -----------       -----------     -------------   -----------      -------------

Harry D. Madonna               --            --             224,038            --        2,423,957              --
Robert D. Davis                --            --             108,901            --        1,126,345              --
Louis J. DeCesare              --            --              17,316           5,224        121,182           $27,372
Paul Frenkiel                  --            --              33,000            --          398,100              --
Alonzo Primus                  --            --               7,239          22,461         55,420            91,201
Paul A. Verdi, Jr.             --            --              12,557           4,493        123,355            24,209


(1) As adjusted to reflect a 10% stock dividend distributed on August 24, 2004.
(2) Based upon a price of $15.30 per share, the closing price per share on December 31, 2004.
(3) As adjusted to reflect the exercise price determined in accordance with the terms of the spin-off.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information as of December 31, 2004, with respect to the shares of common stock that may be issued under the Company's existing equity compensation plans.



                                                                                                (c)
                                                (a)                      (b)           Number of securities
                                      Number of securities to   Weighted-average       remaining available for
                                      be issued upon exercise   exercise price of      future issuance (excluding
                                      of outstanding options,   outstanding options,   securities reflected in
Plan category                         warrants and rights       warrants and rights    column (a))
------------------------------------- ------------------------- ---------------------- -------------------------------

Equity compensation plans approved           768,498                  $ 5.07                     0
by security holders: Amended and
Restated Stock Option Plan and
Restricted Stock Plan
Equity compensation plans not                 58,300                  $ 9.90                     0
approved by security holders:
Incentive to acquire new employees (1)

Total                                        826,798                  $ 5.77                     0




(1) Issued at market price of the stock on grant date, with 10-year terms and various vesting schedules.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of the reports filed by such persons, the Company believes that all filings required to be made by Reporting Persons for the period from January 1, 2004 through December 31, 2004 were made on a timely basis.

Code of Ethics

         The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company's Code of Ethics is designed to deter wrongdoing and promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the Company; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (v) accountability for adherence to the code.

         A copy of the Company's Code of Ethics is available on the Company's website at www.rfbkonline.com.

Stock Performance Graph

         The following line graph compares the yearly percentage change in the cumulative stockholder return on the Company's common stock to the NASDAQ Market Index and the SNL Bank Index over the five-year period beginning December 31, 1999, and ending December 31, 2004. Cumulative stockholder return has been measured on a weighted-average basis based on market capitalizations of the component companies comprising the peer group index at the close of trading on the last trading day preceding the beginning of each year assuming an initial investment of $100 and reinvestment of dividends.




                               [GRAPHIC OMMITTED]



                                                                    Period Ending
                                      ----------------------------------------------------------------------
Index                                  12/31/99    12/31/00    12/31/01    12/31/02    12/31/03    12/31/04
------------------------------------------------------------------------------------------------------------
Republic First Bancorp, Inc.             100.00       72.29       95.23      125.32      234.99      324.43
NASDAQ Composite                         100.00       60.82       48.16       33.11       49.93       54.49
SNL Bank Index(1)                        100.00      118.10      119.29      109.38      147.55      165.34



(1)      Represents banks traded on the New York, Nasdaq and American Stock
         Exchanges.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the stock performance graph set forth above and the following reports by the Audit Committee and the Compensation and Option Committee, shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed to be filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

                     AUDIT COMMITTEE REPORT TO SHAREHOLDERS

         The Audit Committee of the Company's Board of Directors (the "Audit Committee") is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by Rule 4200(15) of the Nasdaq Stock Market. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the Audit Committee charter is available on the Company website at www.rfbkonline.com.

         Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In connection with these responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2004 with management and the independent accountant and reviewed the Annual Report on Form 10-K. The Audit Committee has discussed with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). The Audit Committee received the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountant the independent accountant's independence.

         Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the disclosures and representations of management and the independent accountants, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                                                     Respectfully submitted,
                                                     Lyle W. Hall
                                                     Neal I. Rodin
                                                     William W.  Batoff

                 REPORT OF THE COMPENSATION AND OPTION COMMITTEE

         The Compensation Committee and Option Committee (the "Committee") is responsible for reviewing the Company's compensation philosophy and programs and exercises oversight with respect to the payment of annual salary, bonuses, and stock-based incentives to directors and officers, and also exercises authority with respect to the administration of the stock incentive plans of the Company.

Compensation Philosophy and Practice

         The Committee believes that leadership and motivation of the Company's employees is critical to the continued success of the Company. In support of this philosophy, the Committee structures its compensation programs to achieve the following objectives:

         o offer compensation opportunities that attract and retain exceptionally talented individuals, motivate individuals to perform at their highest levels, and reward achievements that further the business strategy of the Company;

         o link a significant portion of an executive's total compensation to the annual and long term financial performance of the Company and the creation of stockholder value; and

         o encourage executives to manage from the perspective of persons with ownership interests in the Company.

         The Committee utilizes a formal executive incentive program under which achievement of specific net income, profit, quality and growth of assets are set early in the year and are considered when making compensation decisions. In reviewing the performance of executive officers whose compensation is detailed in this proxy statement other than Harry D. Madonna, the Company's Chief Executive Officer, the Committee also takes into account the views of Mr. Madonna. The Committee determines the compensation of the Chief Executive Officer without his participation.

Executive Officer Compensation Program

         Base Salary. Base salary compensation is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity, revenues and growth potential taking into account the caliber and level of experience of management.

         Annual Bonus Compensation. The Company's executive officers are eligible for an annual cash bonus. Early in the year, the Committee establishes Company performance standards. During the past fiscal year, the corporate performance standards were based on growth in net income, commercial loans and increasing the quality of the Company's assets.

         Management Stock Ownership. Under the Company's Amended and Restated Stock Option Plan and Restricted Stock Plan, stock options and shares of restricted stock may be granted to the executive officers and other key employees of the Company. The Committee believes that it is important for the Company's executive officers to hold significant levels of stock ownership in order to align the interests and objectives for the executive officers with those of the Company's other stockholders. Furthermore, the Committee believes that awards under the Amended and Restated Stock Option Plan and Restricted Stock Plan provide incentives for improving the long-term performance of the Company and help retain superior talent in the Company's senior management. The Committee awards stock options and restricted shares, and determines the size of stock option and restricted share awards based on similar factors as are used to determine the base salaries and annual bonus amounts, including comparative compensation data.

Chief Executive Officer Compensation

         In determining the compensation of the Company's Chairman and Chief Executive Officer, Harry D. Madonna, the Committee considered the demonstrated leadership he brings to the Company and the performance of the Company during the last fiscal year as measured against the Company performance standards established by the Committee and other factors deemed relevant by the Committee. Specifically, the Committee considered the Company's short-term loan program, the reduction in the amount of classified assets, the collection of problem loans, the retention of key personnel, the development of a quality senior management team, the growth in the dollar amount of commercial loans, the increasing shareholder value and the achievement of the net income target of the DE Bank. After comparing the Company's performance against the foregoing criteria, the Committee concluded that Mr. Madonna will receive a bonus in the amount of $150,000.

                                                     Respectfully submitted,
                                                     Lyle W. Hall
                                                     Barry L. Spevak
                                                     William W. Batoff


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 15, 2005, information with respect to the securities holdings of all persons which the Company, pursuant to filings with the Securities and Exchange Commission and the Company's stock transfer records, has reason to believe may be deemed the beneficial owners of more than five percent (5%) of the Company's outstanding common stock. The following table also sets forth, as of such date, the beneficial ownership of the Company's common stock by each Director and nominee for Director of the Company, by the Company's Chief Executive Officer, by each of the Company's four other most highly compensated executive officers in 2004, and by all of the Company's officers and directors as a group. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.



                                                                 Amount and Nature of       Percentage of
Name and Address of Beneficial Owner(1)                         Beneficial Ownership(2)        Class(2)
---------------------------------------                         -----------------------     --------------

Harry D. Madonna                                                      487,375(3)                 6.4%

Kenneth J. Adelberg                                                   347,026(4)                 4.6%

William W. Batoff                                                      86,433(5)                 1.2%

Robert J. Coleman                                                     110,000                    1.5%

Neal I. Rodin                                                         134,729(6)                 1.8%

Steven J. Shotz                                                       278,356(7)                 3.7%

Harris Wildstein, Esq.                                                573,846(8)                 7.7%

Robert D. Davis                                                       115,511(9)                 1.5%

Louis J. DeCesare                                                      21,543(10)                 *

Paul Frenkiel                                                          78,476(11)                1.0%

Lyle W. Hall, Jr.                                                      22,395                     *

Barry L. Spevak                                                         3,570                     *

Alonzo J. Primus                                                       13,053(12)                 *

Paul A. Verdi                                                          12,677(13)                 *

All directors and executive officers as a group (14 persons)        2,284,990                   28.7%



---------------------

*        Represents less than 1% of the issued and outstanding shares.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o Republic First Bancorp, Inc., 1608 Walnut Street, Philadelphia, PA 19103.

(2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. As of March 15, 2005 there were 7,428,681 shares of the Company's common stock outstanding.

(3) Includes 75,900 shares of common stock subject to options which are currently exercisable.

(4) Includes 65,252 shares of common stock issuable upon exercise of options which are currently exercisable.

(5) Includes 11,110 shares of common stock issuable upon the exercise of options which are currently exercisable.

(6) Includes 10,010 shares of common stock issuable upon exercise of options which are currently exercisable.

(7) Includes 135,146 shares of common stock issuable upon exercise of options which are currently exercisable.

(8) Includes 62,150 shares of common stock issuable upon exercise of options which are currently exercisable.

(9) Includes 108,901 shares of common stock issuable upon exercise of options which are currently exercisable.

(10) Includes 17,316 shares of common stock issuable upon exercise of options which are currently exercisable.

(11) Includes 33,000 shares of common stock issuable upon exercise of options which are currently exercisable.

(12) Includes 7,239 shares of common stock issuable upon exercise of options which are currently exercisable.

(13) Includes 12,557 shares of common stock issuable upon exercise of options which are currently exercisable.

Certain Relationships and Related Party Transactions

         Certain of the directors of the Company and/or their affiliates have loans outstanding from the PA Bank. All such loans were made in the ordinary course of the PA Bank's business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and, in the opinion of management, do not involve more than the normal risk of collectability or present other unfavorable features.

         Mr. Madonna, the Chairman and Chief Executive Officer of the Company and the DE Bank, is also "Of Counsel" to the law firm of Spector Gadon & Rosen, P.C., Philadelphia, PA (the "Law Firm"). Mr. Madonna receives a salary from the Law Firm. In addition, the Company and the PA Banks utilize the services of the Law Firm for certain legal matters. In 2004, the Company paid $1,250,432 in legal fees to the Law Firm, primarily for loan workout and collection matters.

         Certain of the Company's directors continue to serve as directors of the DE Bank following the spin-off. The following important intercompany agreements between the Company and the DE Bank have remained in force following the spin-off:

         o Financial Accounting and Reporting Services Agreement dated July 31, 2004;

         o        Compliance Services Agreement dated July 31, 2004;

         o Operation and Data Processing Services Agreement dated July 31, 2004; and

         o        Human Resources and Payroll Services Agreement dated July 31,
                  2004.

         The agreements set forth above provide for data processing, accounting, human resources and compliance services. Following the spin-off, such services are provided by BSC Services Corporation, a subsidiary of the DE Bank. The PA Bank and the DE Bank reimburse BSC Services Corporation for actual costs incurred in connection with the provision of such services.

         Other intercompany agreements which are currently in effect between the PA Bank and the DE Bank are:

         o an agreement dealing with the PA Bank's participation in tax anticipation loans made by the DE Bank. Tax anticipation loans short-term, small amount loans repayable out of the tax refund paid to the borrower, primarily from the U.S. Treasury. The agreement provides for the purchase by the PA Bank of such loans made by the DE Bank, which, due to its size, is more limited in the amount of such loans it can retain. The DE Bank retains a $3 servicing fee for each tax anticipation loan sold to the PA Bank.

         o a sponsorship agreement pursuant to which the PA Bank acts as sponsor for the DE Bank Visa(R) and Mastercard(R) credit cards. Due to the limited asset size of the DE Bank, the DE Bank requires sponsorship from an institution with a larger asset base in order to provide credit card services. The DE Bank pays the PA Bank $50,000 a year for such sponsorship.

         In addition, a wholly owned subsidiary of the DE Bank was formed after and pursuant to the spin-off and employs all the staff service employees, including the executive officers, which service the PA Bank and the DE Bank.

Registered Public Accounting Firm

         The following table presents fees for professional audit services by Grant Thornton LLP for the audit of the Company's annual financial statements for 2004 and 2003, and fees billed for other services rendered by Grant Thornton LLP.


                                   2004                      2003
                                   ----                      ----

Audit Fees:                       $162,732                   $105,144

Audit-Related Fees:                 --                        --

Tax Fees:                           32,481                     28,528

All Other Fees:                      8,081                    --
                          -----------------------    ---------------------

Total Fees                        $203,294                   $133,672
                          =======================    =====================




         Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements.

         Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees."

         Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense, customs and duties, and mergers and acquisitions.

         All Other Fees consist of fees billed for products and services provided by the principal accountant, other than those services described above.

         Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, they will have the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

Audit Committee Pre-Approval Procedures

         The Audit Committee meets with the Company's independent auditors to approve the annual scope of accounting services to be performed and the related fee estimates. The Audit

Committee also meets with the Company's independent auditors, on a quarterly basis, following completion of its quarterly reviews and annual audit and prior to the Company's earnings announcements, to review the results of the auditors' work. During the course of the year, the chairman of the Audit Committee has the authority to pre-approve requests for services that were not approved in the annual pre-approval process. The chairman reports any interim pre-approvals at the following quarterly meeting. At each of the meetings, management and the Company's independent auditors update the Audit Committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved. During fiscal year 2004, all audit and non-audit services performed by Grant Thornton LLP for the Company were pre-approved by the Audit Committee in accordance with the foregoing procedures.

Shareholder Proposals and Nominations for the 2006 Annual Meeting

         Any shareholder who intends to present a proposal for consideration at the Company's 2006 annual meeting of shareholders must submit her or his proposal to the Company no later than November 27, 2005 in order to have the Company consider the inclusion of such proposal in the Company's 2006 proxy and proxy statement relating to the 2006 annual meeting. Reference is made to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for information concerning the content and form of such proposal and the manner in which such proposal must be made.

         Any shareholder who intends to present a proposal for consideration at the Company's 2006 annual meeting of shareholders must deliver written notice to the Company's corporate secretary no later than November 27, 2005. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement.

         Nominations for election to the Board at the 2006 annual meeting may be made only in writing by a shareholder entitled to vote at the 2006 annual meeting of shareholders. Such nominations must be addressed as follows: Robert
A. Dobie, Corporate Secretary, Republic First Bancorp, Inc., 1608 Walnut Street, Philadelphia, PA 19103. Nominations for the 2006 annual meeting must be received by the Corporate Secretary no later than November 27, 2005 and must be accompanied by the following information: (i) the name and address of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated or intended to be nominated by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of any meeting of shareholders held to elect directors and the Board may refuse to recognize the nomination of any person not made in compliance with such provisions.

Annual Report And Form 10-K

         The Company will provide without charge to each shareholder of the Company, upon receipt of a written request, a full copy of the Company's Annual Report and Form 10-K for the year ended December 31, 2004, including all materials filed as an exhibit or schedule thereto. A request for such copy should be delivered to Robert A. Dobie, Corporate Secretary, Republic First Bancorp, Inc., 1608 Walnut Street, Philadelphia, PA 19103. Such request shall also set forth a good faith representation that as of March 15, 2005, the requesting party was a beneficial owner of the Company's common stock.

Other Matters

         Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. The Shareholders, present and voting at the Annual Meeting, may extend by adjournment the Annual Meeting as provided in the Bylaws.

         IT IS IMPORTANT THAT YOU RETURN YOUR SIGNED PROXY CARD PROMPTLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                          By Order of the Board of Directors,


                                          /s/ Robert A. Dobie

                                          Robert A. Dobie,
                                          Senior Vice President
                                          and Corporate Secretary


March 23, 2005

Appendix A
----------

  Amendment of Amended and Restated Stock Option Plan and Restricted Stock Plan

                          REPUBLIC FIRST BANCORP, INC.

         The Amended and Restated Stock Option Plan and Restricted Stock Plan of Republic First Bancorp, Inc. (the "Plan") is hereby amended as follows:

         1. Section 3(a) of the Plan shall be, and hereby is, deleted in its entirety and replaced by a new Section 3(a) reading as follows:

         "The maximum number of shares of Common Stock, par value $0.01, which may be issued or awarded under the Plan is 1,540,000 shares, plus an annual increase equal to the number of shares needed to restore the maximum number of shares that may be available for grant under the Plan to1,540,000 shares. Such shares may be authorized but unissued shares or reacquired shares. If and to the extent that options granted under the Plan terminate, expire or are cancelled without having been exercised (including shares cancelled as part of exchange of Grants), or if any shares of restricted stock are forfeited, the shares subject to such Grant shall again be available for subsequent Grants under the Plan."

         2. The number "1,540,000" appearing in the fourth sentence of Section 4 of the Plan shall be deleted and replaced with the following text:

         "the maximum number of shares of Common Stock then available for Grants under Section 3(a) of the Plan."

         3. The termination date of the Plan referred to in Section 19(b) of the Plan shall be November 14, 2015.

         4. Unless inconsistent with the foregoing, all other terms, conditions and provisions of the Plan shall continue in effect without change.

Mark your votes as indicated in this example [X]

                                 REVOCABLE PROXY
                    REPUBLIC FIRST BANCORP, INC. COMMON STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Republic First Bancorp, Inc. (the "Company") hereby constitutes and appoints Paul A. Verdi and Maria L. Oliveri, or either of them the lawful attorneys and proxies of the undersigned both with full power of substitution, for and on behalf of the undersigned, to vote as specified on the reverse side, all of the shares of the Company's common stock held of record by the undersigned on March 15, 2005 at the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 26, 2005, at 4:00 p.m., Philadelphia Time, at The Union League of Philadelphia, Broad & Sansom Streets, Philadelphia, PA 19102 and at any adjournments or postponements thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1) AND (2). IF ANY OTHER MATTERS ARE VOTED ON AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTER IN THEIR SOLE DISCRETION. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

(1) Election of Directors:

[ ] FOR all nominees        [ ] WITHHOLD AUTHORITY      [ ] For all Except

Harry D. Madonna
Kenneth J. Adelberg
William W. Batoff

(Instruction: to withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below):

(2) The approval of an amendment to the Company's Amended and Restated Stock Option Plan and Restricted Stock Plan to extend the term of the plan for an additional ten year period and to increase the maximum number of shares which may be issued or awarded under the plan to 1,540,000 shares, plus an annual increase equal to the number of shares needed to restore the maximum number of shares that may be available for grant under the plan to 1,540,000 shares, as set forth in the form of resolution attached to the Company's Proxy Statement as Appendix A.

[ ] FOR                     [ ] AGAINST                 [ ] ABSTAIN



         Please complete, date and sign this proxy on the reverse side and mail without delay in the enclosed envelope.

         NOTE: Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. Signature(s) should agree with name(s) on proxy form. Executors, administrators, trustees, and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.

         Receipt of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated March 23, 2005 is hereby acknowledged.

Please be sure to sign and date this Proxy     Date _____________________
in the box below.

   Stockholder sign above__________      Co-holder (if any) sign above________

--------------------------------------------------------------------------------

    Detach above card, sign, date and mail in postage paid envelope provided.

                          REPUBLIC FIRST BANCORP, INC.
         --------------------------------------------------------------
                               PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY.
         --------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.



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